UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2013

Chemtura Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut	19103 06749
(Address of principal executive offices)	(Zip Code)

(203) 573-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 18, 2013, Chemtura Corporation (the “Company”) priced an offering of $450,000,000 of 5.75% Senior Notes due 2021 (the “Notes”). In connection with the offering, the Company entered into an Underwriting Agreement, dated July 18, 2013, with Citigroup Global Markets Inc., as representative of the several underwriters named therein. The Notes were registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-189195) filed with the Securities and Exchange Commission (the “SEC”) on June 10, 2013.

On July 19, 2013, the Company filed with the SEC a Prospectus Supplement dated July 18, 2013 in connection with the public offering of the Notes.

The Notes were issued on July 23, 2013 under the first supplemental indenture, dated July 23, 2013 (the “Supplemental Indenture”), among the Company, the subsidiary guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”), to the indenture, dated June 10, 2013, among the Company, the subsidiary guarantors and the Trustee.

The proceeds from the sale of the Notes were used to pay the consideration in the Company’s previously announced cash tender offer and consent solicitation with respect to any and all of its outstanding 7.875% Senior Notes due 2018 (the “2018 Notes”) described below and to pay related fees and expenses, including tender premiums.

For a complete description of the terms and conditions of the Underwriting Agreement, the Notes and the Supplemental Indenture, please refer to the Prospectus Supplement and each of the documents that are filed with this Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.03.	Material Modification to Rights of Security Holders.

On July 23, 2013, the Company accepted for purchase all $354,391,000 (or approximately 77.89%) of the outstanding aggregate principal amount of 2018 Notes that had been validly tendered (and not validly withdrawn) as of 4:00 p.m., New York City time, on July 19, 2013 pursuant to its tender offer and consent solicitation for the 2018 Notes. Upon such acceptance, the amendments to the indenture governing the 2018 Notes contained in the supplemental indenture, dated as of June 21, 2013, became operative, a copy of which was previously filed with the SEC as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated June 24, 2013. The amendments eliminated substantially all of the restrictive covenants, certain events of default and related provisions contained in the indenture.

Item 8.01.	Other Events.

On July 23, 2013, the Company issued a press release announcing the closing of the offering of the Notes and the settlement of the tender offer and consent solicitation for the 2018 Notes described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated July 18, 2013.

4.1	First Supplemental Indenture, dated July 23, 2013, among Chemtura Corporation, the subsidiary guarantors and Wells Fargo Bank, National Association, related to the Indenture, dated June 10, 2013, among Chemtura Corporation, the subsidiary guarantors and Wells Fargo Bank, National Association.

4.2	Form of Note (included in Exhibit 4.1).

99.1	Press Release, dated July 23, 2013, announcing the closing of the offering of the Notes and the settlement of the tender offer and consent solicitation.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

By:	/s/ Stephen C. Forsyth
Name:	Stephen C. Forsyth
Title:	Executive Vice President and
Chief Financial Officer

Date: July 23, 2013

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated July 18, 2013.

4.1	First Supplemental Indenture, dated July 23, 2013, among Chemtura Corporation, the subsidiary guarantors and Wells Fargo Bank, National Association, related to the Indenture, dated June 10, 2013, among Chemtura Corporation, the subsidiary guarantors and Wells Fargo Bank, National Association.

4.2	Form of Note (included in Exhibit 4.1).

99.1	Press Release, dated July 23, 2013, announcing the closing of the offering of the Notes and the settlement of the tender offer and consent solicitation.